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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 6, 2008


                                PVF Capital Corp.
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               (Exact Name of Registrant as Specified in Charter)

          Ohio                             0-24948                34-1659805
----------------------------      ----------------------     -------------------
(State or Other Jurisdiction      Commission File Number      (I.R.S. Employer
    of Incorporation)                                        Identification No.)

                30000 Aurora Road, Solon, Ohio            44139
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (440) 248-7171
                                                           --------------

                                 Not Applicable
     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

      On May 6, 2008, PVF Capital Corp. (the "Company"), the holding company for Park View Federal Savings Bank (the "Bank"), and the Bank entered into amendments (the "Amendments") to its severance agreements with each of John R. Male, the Chairman of the Board and Chief Executive Officer of the Company and the Bank, C. Keith Swaney, the President and Chief Operating Officer of the Company and the Bank, the Treasurer of the Company and the Chief Financial Officer of the Bank, and Jeffrey N. Male, the Vice President and Secretary of the Company and the Executive Vice President of the Bank. In connection with the Company's termination of the merger agreement with United Community Financial Corp. ("United Community") effective April 1, 2008, the Amendments rescind a non-competition covenant in favor of United Community. The Amendments will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

   (a) Not applicable.
   (b) Not applicable.
   (c) Not applicable.
   (d) Not applicable.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PVF CAPITAL CORP.



                              By: /s/ C. Keith Swaney
                                  ----------------------------------
                                  C. Keith Swaney
                                  President, Chief Operating Officer and
                                    Treasurer
                                  (Duly Authorized Representative)

Dated:  May 8, 2008